                                                                     EXHIBIT 2.1


                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                  By and Among

                                FUTURELINK CORP.

                      FUTURELINK MARYLAND ACQUISITION CORP.

                             VERTICAL SOFTWARE, INC.

                                       and

                                 CURTIS ESHELMAN
                                 JAMES C. HARVEY

                          Dated as of December 2, 1999

                                TABLE OF CONTENTS


ARTICLE I    THE MERGER........................................................................1

1.1      The Merger............................................................................1

1.2      Closing...............................................................................1

1.3      Effective Time........................................................................1

1.4      Effects of the Merger.................................................................2

1.5      Articles of Incorporation; Bylaws.....................................................2

1.6      Directors and Officers................................................................2

1.7      Tax Consequences......................................................................2



ARTICLE II    MERGER CONSIDERATION; CONVERSION OF STOCK........................................2

2.1      Definitions...........................................................................2

2.2      Conversion of Stock...................................................................4

2.3      Employee Stock Bonuses................................................................4

2.4      Certain Adjustments to Number of Shares...............................................5

2.5      Deposit...............................................................................5

2.6      Payment of Merger Consideration.......................................................5

2.7      Transfer Restrictions; Legends........................................................5

2.8      Surrender of Certificates.............................................................6

2.9      Registration Rights...................................................................6

2.10     Estimated Shareholders Equity; Closing Date Balance
             Sheet Adjustment..................................................................6



ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY  AND THE COMPANY SHAREHOLDER............................................7

3.1      Corporate Organization................................................................7

3.2      Capitalization........................................................................8

3.3      Authority; No Violation...............................................................8

3.4      Consents and Approvals................................................................9

3.5      Financial Statements..................................................................9

3.6      Absence of Undisclosed Liabilities....................................................9

3.7      Absence of Certain Changes............................................................9

3.8      Legal Proceedings....................................................................12

3.9      Governmental Authorization; Compliance with Laws.....................................12

3.10     Regulatory Compliance................................................................12

3.11     Title and Condition of Personal Property.............................................12

3.12     Real and Leased Property.............................................................13

3.13     Intellectual Property................................................................13

3.14     Environmental Matters................................................................15

3.15     Major Customers......................................................................15

3.16     Employment Agreements................................................................15

3.17     Employee Benefit Plans...............................................................16

3.18     Labor Matters........................................................................16

3.19     Contracts and Commitments............................................................16

3.20     Absence of Breaches or Defaults......................................................18

3.21     Insurance............................................................................18

3.22     Brokers..............................................................................18

3.23     Minute Books.........................................................................18

3.24     Representations Complete.............................................................19

3.25     Potential Conflicts of Interest......................................................19

3.26     Customs..............................................................................19

3.27     Insolvency...........................................................................20

3.28     Qualification........................................................................20

3.29     Investments..........................................................................20

3.30     Restrictions on Business Activities..................................................20

3.31     Transfer Restrictions................................................................20

3.32     Hart-Scott-Rodino Act................................................................20



ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF
              PARENT AND MERGER SUB...........................................................20

4.1      Corporate Organization...............................................................21

4.2      Authority; No Violation..............................................................21

4.3      Capitalization of Parent and Merger Sub..............................................22

4.4      Consents and Approvals...............................................................22

 4.5      Financial Statements and SEC Documents...............................................22

 4.6      Legal Proceedings....................................................................23

 4.7      Representations Complete.............................................................23

 4.8      Hart-Scott-Rodino Act................................................................23


ARTICLE V    COVENANTS RELATING TO CONDUCT OF BUSINESS.........................................23

 5.1      Covenants of the Company.............................................................23

 5.2      Filings..............................................................................25


ARTICLE VI    ADDITIONAL AGREEMENTS............................................................26

 6.1      Access to Information................................................................26

 6.2      Public Disclosure....................................................................26

 6.3      Compliance with Securities Laws......................................................26

 6.4      Solicitation.........................................................................27

 6.5      Best Efforts and Further Assurances..................................................27

 6.6      Notification of Certain Matters......................................................27

 6.7      Noncompetition; Confidential Information.............................................27


ARTICLE VII     CONDITIONS PRECEDENT...........................................................29

 7.1      Conditions to Obligations of Parent and Merger Sub...................................29

 7.2      Conditions to the Obligations of Company and Company
               Shareholder.....................................................................31


ARTICLE VIII    TERMINATION AND AMENDMENT......................................................32

 8.1      Termination..........................................................................32

 8.2      Effect of Termination................................................................33

 8.3      Escrow Agent.........................................................................33


ARTICLE IX    INDEMNIFICATION..................................................................35

 9.1      Indemnity............................................................................35

 9.2      Indemnification Procedures...........................................................35

 9.3      Tax Indemnification..................................................................36

 9.4      Limitations and Payment of Claims....................................................37

ARTICLE X    TAX MATTERS.......................................................................37

 10.1     Representations and Warranties.......................................................37

 10.2     Filing of Tax Returns and Payment of the Tax.........................................39

 10.3     Indemnification by the Selling Shareholders..........................................39

 10.4     Tax Adjustments......................................................................40

 10.5     Access to Information................................................................40

 10.6     Books and Records....................................................................40

 10.7     Notice of Audit......................................................................41

 10.8     Transfer Taxes.......................................................................41

 10.9     Miscellaneous........................................................................41


ARTICLE XI    GENERAL PROVISIONS...............................................................41

 11.1     Survival of Representations and Warranties...........................................41

 11.2     Notices..............................................................................41

 11.3     Governing Law........................................................................43

 11.4     Severability.........................................................................43

 11.5     Assignment; Binding Effect; Benefit..................................................43

 11.6     Expenses.............................................................................44

 11.7     Headings.............................................................................44

 11.8     Entire Agreement.....................................................................44

 11.9     Counterparts.........................................................................44

 11.10    Reproduction of Documents............................................................44

 11.11    Advice from Independent Counsel......................................................44

 11.12    No Agency; No Joint Venture..........................................................44

 11.13    Good Faith...........................................................................45

 11.14    Amendment............................................................................45

 11.15    Extension; Waiver....................................................................45

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

     THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement"), is made and entered into as of December 2, 1999, by and among FUTURELINK CORP., a Delaware corporation ("Parent"), FUTURELINK MARYLAND ACQUISITION CORP., a Maryland corporation and wholly-owned subsidiary of Parent ("Merger Sub"), VERTICAL SOFTWARE, INC., a Maryland corporation (the "Company") and CURTIS ESHELMAN AND JAMES C. HARVEY (each, a "Company Shareholder," collectively, the "Company Shareholders").

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective companies and in the best interests of their respective shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Merger Sub; and

     WHEREAS, for federal income tax purposes, it is intended that the merger will qualify as a tax-free reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the applicable provisions of the Maryland General Corporation Law (the "MGCL"), at the Effective Time (as defined in Section 1.3 hereof), the Company shall merge with and into Merger Sub (the "Merger"). Merger Sub shall be the surviving company (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Maryland. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

1.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place on January 31, 2000 subject to the satisfaction or waiver of each of the conditions set forth in Article VII hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 1299 Pennsylvania Ave., N.W., Washington, D.C., or at such other location as the parties hereto agree.

1.3 Effective Time. The Merger shall become effective upon the filing of an Agreement of Merger with the Secretary of State of the State of Maryland in such form as is required by, and executed in accordance with the relevant provisions of, the MGCL on the Closing Date (the

"Agreement of Merger"). The term "Effective Time" shall be the date and time of the filing of the Agreement of Merger with the Secretary of State of the State of Maryland or such later time as is specified in the Agreement of Merger.

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Agreement of Merger and the applicable provisions of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.5 Articles of Incorporation; Bylaws. At the Effective Time, the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.6 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

1.7 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.



                                   ARTICLE II
                    MERGER CONSIDERATION; CONVERSION OF STOCK

2.1 Definitions. For purposes of this Agreement the following definitions shall apply:

(a)   "Company Stock" means the common stock of the Company;

(b)   "Deposit" shall have the meaning set forth in Section 2.5;

(c) "Employee Plan" means any employee benefit plan (as that term is defined in section 3(3) of ERISA), as well as any other formal or informal plan, arrangement or contract involving direct or indirect compensation, in which any current or former officers, employees or independent contractors of the Company has an interest, or to which the Company has any Liability or under which the Company has any present or future obligations or Liability on behalf of its current or former officers, employees or independent contractors or their dependents or beneficiaries, including, but not limited to, each retirement, pension, profit-sharing, thrift, savings, target benefit, employee stock ownership, cash or deferred, multiple employer, multiemployer or other similar plan or program, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, dental or visual care, psychiatric counseling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

(d) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

(e) "Estimated Shareholder's Equity" means the Company's good faith estimate of Shareholder's Equity as of the Closing Date, which estimate shall be based on an estimated balance sheet for the Company as of the Closing Date prepared by the Company and delivered to Parent pursuant to Section 2.9(a), and shall be agreed upon by Parent.

(f) "Knowledge" shall mean, as it relates to the Company, the knowledge of the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary or any director or shareholder of the Company after due inquiry. The term "Knowledge" shall mean, as it relates to Parent and Merger Sub, the knowledge of the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Director of Mergers and Acquisitions, Director of Finance, or any director of Parent and Merger Sub.

(g) "Lien" or "Encumbrance" (or "Liens or Encumbrances" as the context may require): Any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction or other encumbrance.

(h) "Material Adverse Effect" means an action, event or occurrence if it has, or could reasonably be expected to have, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company or Parent (including their subsidiaries), as the case may be. Any item susceptible of measurement in monetary terms which does not exceed the amount of $50,000 shall not be considered a Material Adverse Effect;

(i)   "Parent Stock" means the common stock of Parent;

(j) "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity or other entity or organization.

(k) "Shareholder's Equity" means the Company's total assets minus its total liabilities determined in accordance with the accounting principles and practices used to prepare the Company's balance sheet as of September 30, 1999 previously delivered to Parent.

(l) "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

(m) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

2.2 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Stock:

(a) each share of Company Stock outstanding immediately prior to the Effective Time, shall automatically be converted into and become a right to receive a pro rata portion of:

     (i) cash in the amount of $7,000,000, inclusive of the Deposit, plus cash in the amount of the Estimated Shareholders Equity ("Cash Consideration"); and

     (ii)  1,026,316 shares of Parent Stock ("Stock Consideration");

(the Cash Consideration and Stock Consideration are collectively referred to as the "Merger Consideration");

(b) all shares of Company Stock held at the Effective Time as treasury shares or by a subsidiary of the Company shall be canceled and no payment shall be made with respect thereto; and

(c) each share of capital stock of Merger Sub issued and outstanding as of the Effective Time shall be unaffected by the Merger and shall represent one share of common stock of the Surviving Corporation after the Merger.

(d) all Parent Stock consideration granted hereunder shall require that the recipients of such enter into a lock-up agreement agreeing (i) to not sell, assign or transfer any shares of Parent Stock until after the first anniversary of the Closing Date, and to not sell, assign or transfer more than one-third of the total amount of Parent Stock received by such recipient on the Closing Date during the period between the first and second anniversaries of the Closing Date, and not to sell, assign or transfer more than an additional one-third of the total amount of Parent Stock received by such recipient on the Closing Date during the period between the second and third anniversaries of the Closing Date, and (ii) to be bound by the same lock-up provisions as substantially all executive officers and directors of Parent imposed in connection with financings for Parent.

2.3 Employee Stock Bonuses. After the Closing Date, Parent will adopt an employee stock plan which will provide for the issuance to each of the employees of the Company listed on Schedule 2.3 hereto that number of shares of Parent Stock set forth alongside such employee's name, provided that such employee remains employed by the Surviving Corporation or by Parent or another subsidiary of Parent continuously for one year after the Closing Date; provided that an employee shall still receive such shares if that employee's termination was due to a unilateral severance, lay-off, or reduction in force pursuant to a plan adopted by the Surviving Corporation, Parent or another subsidiary of Parent providing for a change in the manner or method of its business operations that results in a surplus of personnel. In the event that an employee listed on
Schedule 2.3 does not remain so employed by the Surviving Corporation, Parent or a subsidiary of Parent for such one-year period the shares of Parent Stock which would otherwise have been issued to such employee shall be distributed pro rata among the other employees who do remain so employed, provided that no employee shall receive a greater than 10% increase in the number of shares otherwise to be issued to that employee. Shares issued pursuant to this Section 2.3 shall be registered with the Securities and Exchange Commission under the Securities Act on Form S-8 or on such other Form as Parent may deem appropriate.

2.4 Certain Adjustments to Number of Shares. With respect to this Article II, the number of Parent Stock issued shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Stock), reorganization, recapitalization or other like change with respect to Parent Stock, occurring after the date hereof but prior to the Effective Time.

2.5 Deposit. The Company Shareholders acknowledge receipt, as of the date hereof, of a deposit in the amount of $500,000 which shall be held in trust, pursuant to Section 8.3, by McNamee, Hosea, Jernigan & Kim, P.A., counsel to the Company and the Company Shareholders, in an interest bearing account pending the Closing or termination of the transaction contemplated hereunder by either party for any reason. The amount paid by Parent and any interest earned thereon pursuant to this Section 2.5 are referred to herein as the "Deposit". The Deposit shall be applied to the Cash Consideration as set out in Section 2.2 upon Closing. Upon termination of this Agreement pursuant to Section 8.1 or notice from the Company or the Company Shareholders to McNamee, Hosea, Jernigan & Kim, P.A. that the Closing will not take place for any reason, the Deposit, subject to the last sentence of Section 8.2, promptly shall be returned to Parent without deduction.

2.6 Payment of Merger Consideration. The Merger Consideration shall be payable as follows:

(a) the Cash Consideration shall be paid at the Closing by wire transfer to accounts specified by the Company Shareholders; and

(b) Parent shall deliver to the Company Shareholders at the Closing stock certificates representing the Stock Consideration in accordance with Section 2.8.

2.7 Transfer Restrictions; Legends. The shares of Parent Stock issued in the Merger shall not be transferable in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom. In the absence of an effective registration statement under the Securities Act, neither such shares of Parent Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Parent shall have previously received an opinion of counsel knowledgeable in Federal securities law, in form and substance reasonably satisfactory to Parent, to the effect that registration under the Securities Act is not required in connection with such disposition.

     The certificate or certificates representing the shares of Parent Stock issued in the Merger shall bear the following legend restricting the transfer thereof, in addition to any other legend required by applicable law:

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

               1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

               SALE, TRANSFER, ASSIGNMENT AND/OR OTHER HYPOTHECATION OF THE SECURITIES IS FURTHER RESTRICTED PURSUANT TO A LOCK-UP AGREEMENT EXECUTED BY THE SECURITY HOLDER AND AVAILABLE AT THE COMPANY FOR INSPECTION.

2.8 Surrender of Certificates. At the Closing, the Company Shareholders shall deliver the certificate(s) representing all issued and outstanding shares of Company Stock ("Certificates") for cancellation and conversion in accordance with the terms of this Agreement. Upon surrender of the Certificates for cancellation to Parent, at the Effective Time, Parent shall instruct its transfer agent to issue the shares of Parent Stock as provided in this Article II and the Certificates so surrendered shall be canceled.

2.9 Registration Rights. At the Closing, Parent and the Company Shareholders shall enter into a Registration Rights Agreement, in form and substance reasonably satisfactory to Parent and the Company Shareholders pursuant to which Parent will grant so-called "piggyback" registration rights to the Company Shareholders with respect to the Parent Stock acquired pursuant to this Agreement commencing immediately following the Closing Date, and will grant so-called "demand" registration rights to the Company Shareholders with respect to the Parent Stock acquired pursuant to this Agreement commencing eighteen months after the Closing Date, provided, however, that if the Company Shareholders have had an opportunity to register shares of their Parent Stock pursuant to the piggyback rights and have not taken advantage of such opportunity, the demand rights shall not apply to that number of shares which could have been registered pursuant to the piggyback rights. The Registration Rights Agreement shall contain provisions customary in such agreements including restrictions imposed by underwriters with respect to participation in underwritten public offerings and on the sale of securities during certain periods. The Registration Rights Agreement shall terminate on the second anniversary of the Closing Date.

2.10  Estimated Shareholders Equity; Closing Date Balance Sheet Adjustment.

(a) No less than five business days before the Closing Date, the Company shall deliver to Parent an estimated balance sheet for the Company as of the Closing Date, prepared in accordance with the accounting principles and practices used to prepare the Company's balance sheet as of September 30, 1999 previously delivered to Parent, and the Company's good faith calculation of Estimated Shareholder's Equity based thereon. Parent and the Company will negotiate in good faith to resolve any disagreements regarding the calculation of Estimated Shareholder's Equity.

(b) As promptly as practicable after the Closing Date, Parent will cause to be prepared a balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet") prepared in accordance with the accounting principles and practices used to prepare the Company's balance sheet as of September 30, 1999 previously delivered to Parent, and shall supply the Company Shareholders with a copy of the Closing Date Balance Sheet and with Parent's calculation of Shareholders' Equity as of the Closing Date based thereon. The Company Shareholders shall have 15 days after delivery of such notice to object in writing to the Parent's calculation of the Company's Shareholder's Equity as of the Closing Date as based on the Closing Date Balance Sheet. If no such objection is made within that period, Parent's calculation will become final and binding on the parties. If such objection is timely made, the Company Shareholders and Parent will negotiate in good faith to reach agreement as to the amount of the Company's Shareholder's Equity as of the Closing Date, provided, however, that if no agreement is reached within 30 days, either Parent or the Company Shareholders may submit the dispute to Ernst & Young for resolution. The determination of Ernst & Young as to the amount of the Company's Shareholder's Equity as of the Closing Date shall be final and binding on the parties.

(c) Within 10 days after a final determination of the amount of the Shareholder's Equity as of the Closing Date, (i) if Estimated Shareholder's Equity was less than the final determination of Shareholders' Equity, the Parent shall pay each of the Company Shareholders his pro rata share of cash equal to the amount of such deficit as additional Cash Consideration, and (ii) if Estimated Shareholders' Equity was greater than the final determination of Shareholders' Equity, each of the Company Shareholders shall pay the Parent his pro rata share of cash equal to the amount of such excess as a partial refund of the Cash Consideration.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                           AND THE COMPANY SHAREHOLDER

Each of the Company Shareholders hereby jointly and severally make the following representations and warranties to Parent and Merger Sub.

3.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, and is qualified to do business in each jurisdiction listed on Schedule 3.1 hereto, which jurisdictions are the only jurisdictions in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

3.2   Capitalization.

(a) The Company Stock listed on the Schedule 3.2 constitutes all of the authorized, issued and outstanding capital stock of the Company. All of the shares of Company Stock have been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially and of record by the Company Shareholders free and clear of any Lien, Encumbrance, preemptive right or right of first of any kind or character or claims thereto. None of the outstanding shares of Company Stock were issued in violation of any applicable federal or state securities laws. No subscriptions, options or other rights to purchase or otherwise receive any shares of Company Stock or other equity security are outstanding. Upon delivery of shares of the Company Stock against full payment of the Merger Consideration as herein provided, Parent will acquire good and marketable title to such shares of the Company Stock, free and clear of any Liens or Encumbrances other than (a) those created by Parent and (b) the requirements of federal and state securities laws respecting restrictions on the subsequent transfer thereof.

(b) The Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other Person.

3.3   Authority; No Violation.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Board of Directors of the Company has unanimously approved this Agreement and the Merger and all transactions contemplated thereby. Each of the Company Shareholders collectively, being the holders of all of the outstanding Company Stock, has approved this Agreement, the Merger and the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated thereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitute valid and binding obligations of the Company, enforceable against the Company, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by each of the Company Shareholders and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes valid and binding obligations of each Company Shareholder, enforceable against each Company Shareholder, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

(b) The execution and delivery of this Agreement by each of the Company and the Company Shareholders, the consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof, will not, assuming the consents and approvals referred to in Section 3.4 are obtained, (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate any statute, code, ordinance, rule or regulation applicable to the Company or the Company Shareholders or any of their assets or properties, where such violation would reasonably be expected to have a Material Adverse Effect, (iii) violate any judgment, order, writ, decree or injunction applicable to the Company or any of the Company Shareholders or any of their properties or assets or (iv) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien or Encumbrance upon any of the properties or assets of the Company or any of the Company Shareholders under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Shareholders is a party, or by which the Company or any of the Company Shareholders or any of their properties or assets may be bound or affected.

3.4 Consents and Approvals. Except for the filing of Agreement of Merger with the Secretary of State of the State of Maryland, no consents, approvals, orders or authorizations of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary with respect to the Company or any of the Company Shareholders in connection with (i) the execution and delivery of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby.

3.5 Financial Statements. As of the Closing Date, the financial statements referenced in Section 7.1(i) shall have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and with each other and shall fairly present the financial condition and operating results of the Company as of the dates, and for the periods indicated therein. The financial statements dated September 30, 1999 that have been provided to Parent are accurate, complete and truthful and in accordance with the Internal Revenue Service's reporting standards.

3.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.6, the Company has no direct or indirect debt, obligation, loss, damages, deficiency, claims, fines, penalty or other liability of any nature, whether absolute, accrued, contingent or otherwise ("Liability"), other than Liabilities that will be fully and adequately reflected (as to nature and amount) and reserved against in the applicable financial statements referenced in Section 7.1(i), except for Liabilities otherwise disclosed in this Agreement and Liabilities that would not reasonably be expected to have a Material Adverse Effect. Except as shall be set forth in such financial statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.7 Absence of Certain Changes. Since December 31, 1998, the Company has conducted its business in the ordinary course consistent with past practice, has used its best efforts to ensure that the Company continues to achieve a run rate of revenues consistent with the previous six (6) months of operation, and except for transactions contemplated or authorized hereby, and except for events that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, there has not occurred:

(a) any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or Lien or Encumbrance on, any material asset, tangible or intangible, of the Company, other than in the ordinary course of business;

(b) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company Stock, or any split-up or other recapitalization in respect of Company Stock, or any direct or indirect redemption, retirement, purchase or other acquisition by the Company of any shares of Company Stock or other equity interest or any bonds, debentures, notes, debt instruments, evidences of indebtedness or other securities of any kind of the Company;

(c) any material contract entered into by the Company, other than in the ordinary course of business and as provided to Parent, or any termination of, or default under, any material contract to which the Company is a party or by which it is bound;

(d) any amendment to its Articles of Incorporation, Bylaws or other organizational documents or changed the nature of the Company's business, or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any capital stock or changed or agreed to change in any manner the rights of its capital stock or the character of its business, other than as indicated on Schedule 3.7(d);

(e) any change in any business policies or management practices relating to the Company, including, without limitation, commission or fee structures; or made any change in its billing or investment policies and practices or any change in any other activity which (i) has had the effect of accelerating the recording and billing of fees or accounts receivable or delaying the payment of expenses or the establishment of reserves in connection with the business or any accounts of the Company or (ii) has had the effect of altering, modifying or changing in any manner the historical financial or accounting practices or policies of the Company, including accruals of and reserves for tax liabilities;

(f) any change or modification of the compensation or benefits payable or to become payable by the Company to any of its directors or employees, except ordinary increases or bonuses payable in the ordinary course consistent with past practices;

(g) any issuance, transfer, sale or pledge by the Company of any shares of Company Stock or other securities or of any commitment, option, right or privilege under which the Company is or may become obligated to issue any shares of Company Stock or other securities;

(h) any indebtedness for borrowed money incurred by the Company, except (i) such as may have been incurred or entered into in the ordinary course of business not exceeding $15,000, or (ii) as indicated on Schedule 3.7(h);

(i) any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan;

(j)   any loans to employees, shareholders, directors or officers,

(k) any waiver or compromise by the Company of any right or rights or any payment, direct or indirect, of any material debt, liability or other obligation, other than in the ordinary course of business;

(l) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business;

(m) any actual or, to the Knowledge of the Company, threatened termination or loss of (i) any contract, lease, license or other agreement to which the Company was or is a party, (ii) any certificate, license or other authorization required for the continued operation by the Company of any portion of any of its business, or (iii) termination or loss of any customer or other revenue source, which termination or loss could reasonably be expected to result in loss of revenues to the Company in excess of $15,000 per year;

(n) any resignation of employment of any key officer or employee of the Company;

(o) acceleration of the collection, or sale to any other Person, of any of its receivables, or delayed the payment of any of its payables, other than accelerations or delays in the ordinary course of business consistent with past practice involving amounts below $10,000;

(p) any revaluation of any assets or properties, or write-down or write-off of the value of any assets or properties (including, without limitation, any receivables), in an amount in excess of $10,000;

(q) any loan or advance to any Person which has not been fully reflected in the Financial Statements;

(r) any acquisition of all or any part of the assets, properties, securities or business of any other Person;

(s) except in the ordinary course of business consistent with past practice, hiring of any new employees, consultants, agents or other representatives or entering into any employment or consulting agreements (other than those terminable without severance, without penalty and without cause on not more than thirty (30) days notice), or termination, or making any change in the employment terms or conditions of, any officers, directors, employees, consultants, agents or other representatives;

(t) entering into any collective bargaining agreement or any other contract with any labor union or association representing any employee, or been subjected to any strike, picket, work stoppage, work slowdown, labor dispute or other labor trouble;

(u) adopting a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization;

(v) any material alteration to the level of working capital in the business as compared to that stated in the management accounts for the period ending June 30, 1999 except for those adjustments referred to in Section 5.1(a);

(w) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (v) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement); or

(x) to the Company's Knowledge, any other event or circumstance that will have or could reasonably be expected to have a Material Adverse Effect on the Company.

3.8 Legal Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or its properties, assets or business, and neither the Company nor any of the Company Shareholders is aware of any facts which might result in or form the basis for any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

3.9 Governmental Authorization; Compliance with Laws. The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation of the Company's business (the "Company Authorizations"), and all of such Company Authorizations are in full force and effect. The Company is in compliance with (i) the terms of its Articles of Incorporation and Bylaws or other organizational documents, (ii) all laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, and (iii) all orders, writs, judgments, injunctions, awards and decrees of any court, other Governmental Entity or arbitrator. Neither the Company Shareholders nor the Company have received notice of any violation by the Company of, or default by the Company under, its Articles of Incorporation, Bylaws or other organizational documents, any law, statute, ordinance, rule, regulation or other legal requirement, any order, writ, injunction, award or decree of any court, other Governmental Entity or arbitrator.

3.10 Regulatory Compliance. The Company has filed all reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to, any Governmental Entity, except where the failure to make such filings, would not reasonably be expected to have a Material Adverse Effect. All such reports, statements, registrations, applications, filings, documents and submissions were in compliance with all applicable laws, statutes, ordinances, rules or regulations and were complete and correct in all respects when filed, and no deficiencies have been asserted by any Governmental Entity with respect thereto, except where any non-compliance or deficiencies would not reasonably be expected to have a Material Adverse Effect . There is no action, proceeding, dispute, controversy, inquiry or investigation pending or, to the Company's Knowledge, threatened by any such Governmental Entity relating to the Company.

3.11 Title and Condition of Personal Property. The Company has marketable title to all of its personal property owned by it, free and clear of all Liens or Encumbrances of any kind or character or claims thereto. The property and equipment of the Company that are used in the operations of its business are in all material respects in good operating condition and repair, ordinary wear and use excepted.

3.12 Real and Leased Property. Schedule 3.12 hereto contains a true and complete list of all real property leased or subleased by the Company (the "Leased Property"). The Company has previously delivered to Parent a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Leases") relating to the Leased Property. Except as set forth on Schedule 3.12, the Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Company exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. The Company owns no real property in fee simple.

3.13  Intellectual Property.

(a) The Company owns or licenses from another person all inventions, patents, patent rights, computer software, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights necessary for its business as presently conducted (collectively, the "Intellectual Property") without, to the Company's Knowledge with respect to Intellectual Property licensed by the Company, any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company. The Company has not received any notice of infringement upon or conflict with the asserted rights of others. Schedule 3.13(a) hereto contains a true and complete list of all such patents, patent rights, registered trademarks, registered service marks, registered copyrights, all agreements related to the foregoing, and all agreements pursuant to which the Company licenses Intellectual Property from or to a third party (excluding "shrink wrap" license agreements relating solely to off the shelf software which is not material to the Company's business). All Intellectual Property owned by the Company is owned free and clear of all liens, adverse claims, encumbrances, or restrictions. All Intellectual Property licensed by the Company is the subject of a license agreement which is legal, valid, binding and enforceable and in full force and effect. The consummation of the transactions contemplated hereby will not result in the termination or impairment of the Company's ownership of, or right to use, any Intellectual Property. The Company has a valuable body of trade secrets, including know-how, concepts, business plans, and other technical data (the "Proprietary Information") relating to its business. The Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others. The Company is not aware, after reasonable investigation, that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business.

(b) Schedule 3.13(b) lists all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person owns or is licensed or otherwise authorized or obligated with respect to any Intellectual Property and includes the identity of all parties thereto. The Company has not and is not, nor as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder will be, in violation of any license, sublicense or other agreement applicable to it.

(c) Except for the licenses and agreements set forth in Schedule 3.13(b), the Company (i) has not disclosed any of its Proprietary Information which the Company uses or proposes to use to make or sell its products, other than to customers to the extent necessary to service those customers, and to employees, consultants or distributors of the Company who have entered written agreements not to disclose such rights of the Company and (ii) is not contractually obligated to pay any compensation to any third party with respect to any Intellectual Property, whether for the use, license, conveyance thereof, for any service which resulted in the creation thereof, or otherwise.

(d) No claims with respect to the Intellectual Property have been asserted against the Company, or to the Company's Knowledge against any other party, or, to the Knowledge of the Company, are or are likely to be threatened by any person, nor does the Company know of any grounds for any claims now or in the future (i) to the effect that any product or service of the Company or any business of the Company as previously or currently conducted infringes on or misappropriates any intellectual property rights in which a third party has any rights, or (ii) challenging the ownership, validity or effectiveness of any of the Intellectual Property. No Intellectual Property owned or licensed by the Company is, to the Company's Knowledge with respect to Intellectual Property licensed by the Company, subject to any Lien or Encumbrance. All Intellectual Property owned or licensed by the Company is, to the Company's Knowledge with respect to Intellectual Property licensed by the Company, valid and subsisting and there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property by any third party, including any employee. No Intellectual Property owned or licensed by the Company is, to the Company's Knowledge with respect to Intellectual Property licensed by the Company, subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or exploitation thereof by the Company.

(e) The Company has not entered into any agreement to indemnify any other person against any charge of infringement relating to any Intellectual Property. No employee of the Company is in violation of any term of any employment contract (whether written or verbal), nondisclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any other party (including prior employers) because of the nature of the business conducted by the Company.

(f) All of the Intellectual Property owned by the Company immediately prior to the Closing will be owned by the Surviving Corporation immediately subsequent to the Closing hereunder, and all of the Intellectual Property used by the Company immediately prior to the Closing hereunder will be available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder.

(g) To the Company's Knowledge and based upon the representation of the vendors of such Intellectual Property, the Intellectual Property including, without limitations, the systems, software and hardware owned, used or interfaced by or with the Company are "Year 2000 compliant," and will accurately process, calculate, compare, sequence, transmit and receive date/time data from, into, and between the 20th and 21st centuries and the years 1999 and 2000 and leap year calculations and will not create any logical or mathematical inconsistency or malfunction or cease to function when processing date/time data.

3.14  Environmental Matters.

(a) There has not been any release, spill, emission, leaking, deposit, disposal, discharge, dispersal or leaching into the environment of any hazardous material at, in, on, under or from any real property leased, used or managed by the Company (a "Facility") or in connection with its business, that could, to the knowledge of each Company Shareholder and the Company's Knowledge, individually or in the aggregate, have an adverse effect. To the Company's Knowledge, no hazardous materials are being stored or otherwise are present at, in, on or under any real property leased, used or managed by the Company or in connection with its business where such activity is not in compliance with any environmental law, and the Company is in compliance, in all respects, with all environmental laws applicable to it.

(b) The Company has not (i) received a notice (oral or written) of any noncompliance of a Facility or its past or present operations with Environmental and Safety Laws, (ii) received notices, administrative actions or suits are pending or, to the Company's Knowledge, threatened relating to a violation of any Environmental and Safety Laws or (iii) been notified that the Company is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act, or state analog statute, arising out of events occurring prior to the Closing Date. To the Company's Knowledge, the Company's uses of and activities within the Facilities have at all times complied with all Environmental and Safety Laws. The Company has all the permits and licenses required by Environmental and Safety Laws to be issued and are in full compliance with the terms and conditions of those permits.

3.15  Major Customers.  Schedule 3.15 hereto sets forth a list of the top twenty
(20) customers of the Company by revenue generated in the fiscal year ended December 31, 1998 and for the 9-month period ended September 30, 1999. There has been no termination or cancellation of any relationship between the Company and such customers.

3.16 Employment Agreements. Schedule 3.16 hereto contains the names, job descriptions and annual salary rates and other compensation of all officers, directors, employees and consultants of the Company whose annual compensation by the Company exceeds $50,000. A list of all employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave, and a complete copy of each has been made available to Parent. Except as set forth on Schedule 3.16, there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between the Company and any officer, director, consultant or employee including, without limitation, any contracts to employ executive officers, any severance, change in control or similar arrangements with any officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company to make any payment to any officer, employee or agent of the Company following either the consummation of the transactions contemplated hereby, termination of employment, or both.

3.17 Employee Benefit Plans. Schedule 3.17 sets forth a complete list of each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (hereinafter, the "Plans"), that is maintained or contributed to (or was maintained or contributed to during the five calendar years preceding the Closing Date) by the Company or any trade or business that, together with the Company, would be deemed a "single employer" within the meaning of Section 4001 of ERISA. Each of the Plans has been operated in compliance with ERISA and the Code, except where any non-compliance would not reasonably be expected to have a Material Adverse Effect, and each of the Plans that is intended to be qualified under Section 401(a) of the Code is so qualified. None of the Plans is subject to Title IV or Section 302 of ERISA or Section 412 of the Code nor is any Plan a "multiemployer plan" as such term is defined in Section 3(37) of ERISA. There are no pending, or to the Company's Knowledge, threatened or anticipated, claims (other than routine claims for benefits) by, on behalf of, or against any of the Plans or any trusts related thereto.

3.18  Labor Matters.

(a) The Company is not a party to or otherwise bound by any collective bargaining agreement or other labor union contract and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company;

(b) To the Company's Knowledge, there are no controversies, strikes, slowdowns, work stoppages or labor disturbances pending or threatened between the Company and any of its employees;

(c) There are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company;

(d) The Company is currently in material compliance with all applicable laws relating to the employment of labor,

(e) To the Company's Knowledge, there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company; and

(f) There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company has employed or currently employs any person.

3.19 Contracts and Commitments. Schedule 3.19 hereto contains a complete and accurate list of all contracts and agreements (including, without limitation, oral and informal arrangements) of the following categories to which the Company is a party or by which it is bound as of the date of this Agreement (collectively, the "Material Contracts"):

(a) material manufacturing, distribution, franchise, license, sales, agency or advertising contracts;

(b) contracts involving payments to or by the Company in excess of $25,000 per year which are not cancelable (without material penalty, cost or other liability) within ninety (90) days, other than purchase orders made in the ordinary course of business consistent with past practice;

(c) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments proving for the lending of money, whether as borrower, lender or guarantor;

(d) contracts (other than Leases) containing covenants limiting the freedom of the Company or Company Shareholder to engage in any line of business or compete with any person or operate at any location;

(e) joint venture or partnership agreements or joint development or similar agreements;

(f) agreements, contracts or other arrangements with any current or former officer, director or employee of the Company or any affiliate of the Company;

(g) leases or similar agreements with any person under which (i) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (ii) the Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $25,000 and is not terminable by the Company by notice of not more than sixty (60) days for a cost of less than $10,000;

(h) license, option or other agreements relating in whole or in part to the Intellectual Property other than as set forth in Schedule 3.13(b) hereto;

(i) contracts or other instruments under which (i) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or
(ii) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(j) contracts or other instruments under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

(k) mortgages, pledges, security agreements, deeds of trust or other instruments granting a Lien or Encumbrance upon any property of the Company;

(l) agreements or instruments providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, or any predecessor entity;

(m) contracts for the acquisition, sale or lease of any assets or capital stock or other ownership interests outside the ordinary course of business or to effect any merger of the Company; and

(n) any exclusive retainer agreement or arrangement with attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisors.

The Company has provided Parent with complete copies of all written Material Contracts and details of all oral Material Contracts.

3.20 Absence of Breaches or Defaults. The Company is not and, to the Knowledge of the Company, no other party is, in default under, or in breach or violation of, any Material Contract and, to the Knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Material Contact, except where such breaches, violations or defaults would not reasonably be expected to have a Material Adverse Effect. Each Material Contract is valid, binding and enforceable (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such Material Contracts will continue to be valid, binding and enforceable and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting the Company (except for the execution or consummation of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness affecting the Company.

3.21 Insurance. Schedule 3.21 hereto sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to the Company. Such policies are sufficient for compliance by the Company with all requirements of law and all material agreements to which the Company is a party or by which any of its assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company has complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Company an intention to cancel any such policy. Except as set forth in Schedule 3.21, the Company does not have any claim pending against any of the insurance carriers under any of such policies.

3.22 Brokers. No broker, finder or investment banker has been retained or engaged on behalf of the Company Shareholders or the Company, or is entitled to any brokerage, finder's or other fee, compensation or commission from any such Person in connection with the transactions contemplated by this Agreement.

3.23 Minute Books. The minute books of the Company made available to Parent contain a complete and accurate summary of all meetings of Board of Directors, all committees of the Board of Directors and shareholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately. All actions taken by the Company have been duly authorized, and no such actions have been taken in breach or violation of the Articles of Incorporation, the by-laws or other organizational documents of the Company.

3.24 Representations Complete. All documents and papers delivered by or on behalf of the Company Shareholders or the Company in connection with this Agreement and the transactions contemplated hereby were prepared and delivered in good faith by such Person and are complete and authentic in all respects. Each Company Shareholder and the Company have complied in good faith with all requests of Parent and its representatives for documents, papers and information relating to the Company in connection with the transactions contemplated hereby, and have not knowingly withheld any document, paper or other information requested by the Parent or any of its representatives in connection herewith. No representation or warranty by any Company Shareholder or the Company contained in this Agreement (including the exhibits and schedules hereto and thereto) contains any untrue statement of a fact or omits to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which it was made, not false or misleading.

3.25 Potential Conflicts of Interest. Except as set forth on Schedule 3.25, and except for the ownership of less than 1% of the outstanding stock of any publicly-traded company, no officer, director or shareholder of the Company, and no person directly or indirectly controlling or controlled by, or under the direct or indirect control of, any of the foregoing persons:

(a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any person which is a competitor, lessor, lessee, customer or supplier of the Company;

(b) holds a beneficial interest in any contract or other agreement to which the Company is a party or by which it is obligated or bound or to which any of the Assets may be subject;

(c) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, without limitation, any Intellectual Property) which the Company is using or the use of which is necessary for the business of the Company; or

(d)   has any cause of action or other claim whatsoever against the Company.

All purchases and sales or other transactions, if any, between Company and any such persons have been made on the basis of prevailing market rates and all such transactions have been made on terms no less favorable to Company than those which would have been available from unrelated third parties.

3.26 Customs. Company has acted with reasonable care to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that Company imports into the United States or exports out of the United States into any other country (the "Goods"). To the Company's Knowledge, there are currently no material claims pending against Company by the U.S. Customs Service (or other foreign customs authorities) relating to the valuation, classification or marketing of the Goods.

3.27 Insolvency. Neither the Company nor any of the Company Shareholders are insolvent, have committed an act of bankruptcy, proposed a compromise or arrangement of their creditors generally, had any petition or receiving order in bankruptcy filed against them, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of their assets, had an encumbrancer take possession of any property, nor had an execution or distress become enforceable or levied upon any of their property.

3.28 Qualification. No officer or director of Company is subject to any of the disqualification provisions of Rule 505(b)(iii) of the rules and regulations of the Securities and Exchange Commission under the Securities Act.

3.29 Investments. Schedule 3.29 hereto contains a true and complete list of all securities and other investments (including, without limitation, short-term investments) owned by the Company as of the end of the most recent calendar month, including the date of purchase, book value, market value and carrying value thereof on the books and records of account of the Company as of such date. None of the securities and other investments owned by the Company is in default in the payment of principal or interest or dividends.

3.30 Restrictions on Business Activities. Except as set forth in Schedule 3.30, or as otherwise set forth in this Agreement, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which either the Company, or any Company Shareholder is a party or otherwise binding upon the Company, or any Company Shareholder which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, the Surviving Corporation, or Parent, any acquisition of property (tangible or intangible) by the Company, the Surviving Corporation, or Parent or the conduct of business by the Company, the Surviving Corporation, or Parent.

3.31 Transfer Restrictions. The Company Shareholders are acquiring Parent Stock for their own account and not with a view to the distribution or resale thereof in any transaction not exempt from the registration requirements of the Securities Act and applicable state securities laws. The Company Shareholders acknowledge that Parent Stock is subject to transfer restrictions imposed by the Securities Act and state securities law. The Company Shareholders recognize that they will not be able to transfer Parent Stock unless any such security is registered under the Securities Act or resold pursuant to an exemption under applicable securities laws.

3.32 Hart-Scott-Rodino Act. Curtis Eshelman and James C. Harvey are each the "ultimate parent entities" of the Company for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Neither Curtis Eshelman nor James C. Harvey has total assets or net sales of $100,000,000 or more for purposes of the HSR Act.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally make the following representations and warranties to the Company and the Company Shareholders.

4.1 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Parent and Merger Sub have the corporate power and authority to own or lease their respective properties and assets and to carry on their respective businesses as they are now being conducted, and are duly qualified to do business in each jurisdiction in which the nature of the business conducted by them or the character or location of the properties and assets owned or leased by them makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

4.2   Authority; No Violation.

(a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of Parent has, or no later than December 17, 1999 will have, (i) approved this Agreement and the Merger and all transactions contemplated hereby,
(ii) determined that the Merger is in the best interests of the shareholders of Parent and is on terms that are fair to such shareholders and (iii) determined that this Agreement is advisable and recommended that the shareholders of Parent, if required by law, approve this Agreement and consummation of the Merger. The Board of Directors and the shareholder of Merger Sub have approved this Agreement and the Merger and all transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub is necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company and the Company Shareholders) constitute valid and binding obligations of Parent and Merger Sub, enforceable against each of them, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

(b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Parent or Merger Sub, (ii) violate any material statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in any Lien or Encumbrance upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which either of them or any of their respective properties or assets may be bound or affected.

4.3    Capitalization of Parent and Merger Sub

(a) As of the date of this Agreement, the authorized capital stock of Parent consists solely of 300,000,000 shares of Parent Stock and 20,000,000 shares of preferred stock. The number of shares of Parent Stock issued and outstanding as of November 26, 1999 was 45,623,078 (unaudited). The number of shares of Parent Stock on a "fully-diluted" basis, giving effect to shares issuable pursuant to convertible debt, warrants, options, and convertible equity, was 63,704,105 (unaudited) as of November 26, 1999. Certain shares of Parent Stock have been issued but not paid for, underlying certain convertible debt financing, which Parent does not consider to be fully paid and non-assessable until conversion or exercise of the outstanding security. Each outstanding share of Parent Stock is, and all shares of Parent Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Parent Stock has not been, and all shares of Parent Stock to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights or any applicable securities laws.

(b) Merger Sub's authorized capital stock consists solely of 1,500 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), of which, as of the date hereof, 100 shares are issued and outstanding and none are reserved for issuance. As of the date hereof, all of the outstanding shares of Merger Sub Common Stock are owned free and clear of any Claims, Liens, or Encumbrances by Parent.

(c) Parent is the sole record and beneficial owner of all the outstanding securities of each of its subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or obligations of any character calling for the purchase, redemption or issuance of any equity securities of any subsidiary, nor are there outstanding any securities which are convertible into or exchangeable for any equity securities of any subsidiary, and neither Parent nor any subsidiary has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any subsidiaries or their predecessors.

4.4 Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation of the transactions contemplated hereby will require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with, any third party or any Governmental Entity, other than (i) registrations or other actions required under federal and state securities laws, (ii) filing of the Agreement of Merger with the Secretary of State for the State of Maryland, and (iii) those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole or a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated hereby.

4.5 Financial Statements and SEC Documents. Since January 6, 1999, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, with amendments read together with underlying documents, are referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved and fairly and accurately present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in such financial statements, Parent is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

4.6 Legal Proceedings. Except as disclosed in the Form 10-Q filed on November 19, 1999, and a general letter to the Application Service Provider ("ASP") industry as a whole dated July 13, 1999, claiming that the business of the ASP consortium may conflict with United States Patent #5,775,995 issued July 7, 1998, a copy of which has been delivered to the Company, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any subsidiary or their properties, assets or business in which an unfavorable outcome, ruling or finding would have a Material Adverse Effect, and Parent is not aware of any facts which might result in or form the basis for any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. Neither Parent nor any subsidiary is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality which would have a Material Adverse Effect.

4.7 Representations Complete. None of the representations or warranties made by Parent or Merger Sub herein or in any Schedule hereto, or certificate furnished by the Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

4.8 Hart-Scott-Rodino Act. The Parent is its own "ultimate parent entity" for purposes of the HSR Act. The Parent does not have total assets or net sales of $100,000,000 or more for purposes of the HSR Act.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the written consent of Parent, the Company shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as previously disclosed by the Company to Parent in writing or as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not, and the Company Shareholders shall not permit the Company to:

(a) declare or pay any dividends on, or make other distributions in respect of, any shares of Company Stock; provided, however, that on the day immediately prior to the Closing Date, the Company may distribute cash to the Company Shareholders to the extent such distribution does not cause Shareholders Equity as of the Closing Date to be less than $0, and provided that the Company gives notice to the Parent on the day such distribution is made of the amount of such distribution, and provided, further, that the Company may make distributions of cash to the Company Shareholders to enable the Company Shareholders to make federal income tax payments, to the extent any such distributions are permitted by law.

(b) (i) repurchase, redeem or otherwise acquire any shares of Company Stock, or any securities convertible into or exercisable for any shares of Company Stock, (ii) split, combine or reclassify any shares of Company Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares;

(c)   amend its Articles of Incorporation or Bylaws;

(d) make any capital expenditures in excess of $15,000 other than those which are made in the ordinary course of business or are necessary to maintain existing assets in good repair, and except for capital expenditures to build out space at 12500 Baltimore Avenue, Beltsville, Maryland, which expenditures shall be pursuant to a budget previously supplied to Parent and shall not exceed, in the aggregate, $250,000.

(e)   enter into any new line of business, except as contemplated hereby;

(f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company;

(g) adopt a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization, sell, transfer, lease, assign or otherwise dispose of any asset or properties of the Company, except in the ordinary course of business;

(h) make any tax election or settle or compromise any federal, state, local or foreign income Tax Liability either not in accordance with past practice, or which could have a material adverse effect on the business, operations, condition (financial or otherwise), prospects, assets or properties of the Company;

(i) purchase or sell securities or other investments, or invest or reinvest income and proceeds in respect thereof, other than in the ordinary course of business consistent with past practice;

(j) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger not being satisfied;

(k) make a material change in its methods of accounting in effect at December 31,1998, except as required by GAAP or as concurred with by the Company's independent auditors;

(l) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its current or former directors, officers or employees, or
(ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee;

(m) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

(n) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(o) other than agreements in the ordinary course of business that do not require payments by the Company in excess of $50,000 per year per individual agreement or an aggregate of $150,000 per year for all such agreements, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company is a party or by which the Company or its properties are bound; or

(p)   agree to do any of the foregoing.

5.2 Filings. The Company Shareholders agree to make all filings necessary under Section 13(d) of the Exchange Act in a timely manner as required by law, and will, prior to closing, cause the Company to deliver, at the Company Shareholder's expense, audit working papers to allow preparation of audited financial statements for the periods ended December 31, 1996, 1997 and 1998, accompanied by the report of Ernst & Young.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

6.1    Access to Information.

(a) The Company shall provide Parent and their respective officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, customers, suppliers, officers, employees, accountants, counsel and other representatives and, during such period.

(b) Each party hereto agrees to, and shall cause its employees, agents, directors, advisors and representatives to, (i) treat and hold as confidential and not disclose to any Person for any purpose or reason whatsoever information relating to trade secrets, processes, know-how, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations, methods, business development techniques, business acquisition plans, new personnel acquisition plans and other confidential information with respect to the business of the Company on the one hand, and Parent on the other hand, (ii) in the event that any party or any of such party's employees, agents, advisors, directors or representatives becomes legally compelled to disclose any such information, provide the other parties with prompt written notice of such requirement so that such parties may seek a protective order or other remedy or waive compliance with this Section 6.1(b), and (iii) in the event that such protective order or other remedy is not obtained, or the party in question waives compliance with this Section 6.1(b), furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this Section 6.1 shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement. The parties agree and acknowledge that remedies at law for any breach of their obligations under this Section 6.1 would be inadequate and that in addition thereto the non-breaching parties shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages.

6.2 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other non-confidential disclosure (whether or not in response to an inquiry) regarding the existence or terms of this Agreement or the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law. In addition, without the written approval of the Company and the Parent, no Company Shareholder shall issue any public statement or make any other non-confidential disclosure regarding the existence or terms of this Agreement or transactions contemplated hereby.

6.3 Compliance with Securities Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Stock in connection with the Merger.

6.4 Solicitation. Prior to the Closing Date, the Company and each Company Shareholder shall not, directly or indirectly, in any way solicit, initiate contact with, or enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any other Person, with respect to the sale of the stock or assets or the merger or other business combination of the Company with any other Person. The Company and each Company Shareholder shall, if it is the recipient of such an offer, immediately notify Parent of such event and the details of such offer.

6.5 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. The parties hereto agree that, subsequent to the Effective Time, they will at the request of the other party, execute and deliver such additional conveyances, transfers and other assurances as, in the opinion of such party's counsel, are reasonably required to carry out the intent of this Agreement. Each Company Shareholder agrees to take all steps reasonably required by Parent to assist Parent in retaining the goodwill of the Company and in particular to retain all Company employees with Parent.

6.6 Notification of Certain Matters. Each Company Shareholder and Parent shall give prompt notice to the other of (a) the occurrence or nonoccurrence of any event which would be reasonably likely to cause any representation or warranty of any Company Shareholder or the Company, on the one hand, or Parent or Merger Sub, on the other hand, contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty which is qualified as to materiality, untrue or inaccurate in any respect) at or prior to the Effective Time or (b) any material failure of any Company Shareholder or the Company on the one hand, or Parent or Merger Sub, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not cure such failure or limit or otherwise affect the remedies available hereunder to the parties receiving such notice. Any notice given pursuant to this Section 6.6 shall be written notice with sufficient specificity to allow for identification of the issue on the part of the Company Shareholders or the Parent, as applicable, and shall be sent by facsimile or by overnight delivery. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, each Company Shareholder and Parent shall promptly notify the other parties of any action, suit, claim, arbitration, or other legal, administrative or governmental proceeding or investigation that is commenced or, to his or its or their knowledge, threatened, and of any request for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby.

6.7    Noncompetition; Confidential Information.

(a) To protect the trade secrets, confidential information and good will of the Company, and as a specific material inducement to Parent to enter into this Agreement and purchase the Company Stock contemplated hereby (which the Company Shareholders acknowledge is conditioned on the noncompete contained herein), at all times during the period from the date hereof until two (2) years after the termination or expiration of the employment agreement between such Company Shareholder and the Parent (the "Restricted Period") and within each county in the State of Maryland and each other state in which the Company is doing business on the date hereof and on the date such Company Shareholder's employment with the Company terminates, such Company Shareholder shall not:

     (i) directly or indirectly, in any capacity, solicit for employment, identify to third parties, or negotiate for the services of, any persons receiving wage compensation of any type (whether as an employee, consultant, or independent contractor), whether currently or at any time within the past eighteen months from the date of the relevant action, from the Company or Parent;

     (ii) directly or indirectly, in any capacity accept for employment or contract for the services of, any persons receiving compensation of any type, whether currently or at any time within the past eighteen months from the date of the relevant action, from the Company or Parent;

     (iii) directly or indirectly, in any capacity assist, whether for pay or otherwise, any Person to do that which such Person could not do directly under subparagraphs (i) and/or (ii) above;

     (iv) directly or indirectly, in any capacity engage, whether for pay or otherwise, in the same business, or any business similar to, or competitive with, the business conducted or intended to be conducted by the Company or Parent; and

     (v) directly or indirectly, in any capacity assist, whether for pay or otherwise, other than the Parent, or any of their affiliates, any Person to engage in the same business, or any business similar to or competitive with, the business conducted or intended to be conducted by the Company or Parent;

     (vi) directly, or indirectly, call upon, solicit or attempt to solicit, or be interested in or connected, either directly or indirectly, with any business operation that calls upon, solicits or attempts to solicit any customer or prospective customer of the Parent, or any of their affiliates, anywhere in Maryland or anywhere within a fifty (50) mile radius of any city or municipality in any other state where the Parent actively provides work or services for customers at the time that the Company Shareholder's employment terminates; and

     (vii) directly or indirectly, contact any of the Parent's clients or suppliers anywhere in Maryland and anywhere within a fifty (50) mile radius of any city or municipality in another state where the Parent actively provides work or services for customers at the time of the said termination of the Company Shareholder's employment which Company Shareholder contacted, served or developed on behalf of the Company or Parent or their affiliated companies during the Company Shareholder's employment with the purpose or intent of competing with the Parent or its affiliates.

The parties acknowledge that the continued involvement by the Company Shareholders as officers, directors, and shareholders of Tricerat, Inc. shall not be deemed a breach of this Section 6.7(a) so long as Tricerat, Inc. continues to engage in substantially the same operations as it is currently engaged in.

(b) At all times during the Restricted Period, each Company Shareholder shall not disclose or reveal to any Person (other than directors, officers and authorized employees and representatives of Parent and its subsidiaries) or use for any purpose not contemplated by this Agreement any Intellectual Property, including without limitation, computer software, technology, data, customer lists, know-how, documents, processes, pricing and marketing plans, policies and strategies, operations, methods, business development techniques, business and personnel acquisition plans or other confidential or trade secret information relating to the business, operations or activities of Parent, including the Company (except and only to the extent that such information is readily ascertainable from public or published information or trade sources, or upon advice of counsel, is required to be disclosed in order to comply with applicable law or regulatory authority, or an order of a court of competent jurisdiction, and such employee notifies Parent prior to making such disclosure).

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     The obligations of the Company Shareholders to surrender the Company Stock to Parent and of the Company to close the Merger shall be subject to the satisfaction or waiver of the following conditions at or prior to Closing.

7.1 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver by Parent and Merger Sub at or prior to the Effective Time of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Company Shareholders set forth in this Agreement shall be true and correct (without regard to any materiality qualification or limitation contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for any inaccuracies which, taken in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate to that effect signed by the Company by its Chief Executive Officer and Chief Financial Officer and by each of the Company Shareholders.

(b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company and the Company Shareholders shall have performed, in all material respects, all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to that effect.

(c) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger.

(d) EMPLOYMENT AGREEMENTS AND RETENTION. CURTIS ESHELMAN, and JAMES C. HARVEY ("Key Employees") shall have entered into employment agreements with the Surviving Corporation in form and substance mutually satisfactory to the Company Shareholders and the Surviving Corporation, and lock-up agreements with the Parent substantially in the form of Exhibit A . Eighty percent (80%) of the Company's employees and regularly retained consultants have entered into employment agreements with the Company substantially in the form of Exhibit B.

         Each of the Key Employees shall receive a minimum salary of $140,000 per annum and bonus potentials of a minimum of $25,000.00 per quarter through a bonus plan that with reasonable effort and goals will allow them to reach and obtain those bonuses. One of the Key Employees will be appointed to the position of Regional Director and the other will be appointed to the position of Area Director.

         The Key Employees' compensation packages, at a minimum, will also contain stock options and the ordinary and customary benefits and perquisites for Parent`s Regional Directors.

         The employment agreements with the Parent or Acquisition Sub shall provide base compensation, benefits and perquisites substantially equivalent to those currently in place for the other employees of the Company.

(e) LEGAL OPINION. The Company shall have caused a legal opinion from McNamee, Hosea, Jernigan & Kim, P.A., counsel to the Company and the Company Shareholders, in a form satisfactory to Parent, in its sole discretion, to be delivered to Parent. Such opinion will include an opinion to the effect that upon consummation of the Merger as contemplated hereby Parent will acquire good and valid title in and to Company Stock.

(f) FINANCING. Parent shall have obtained financing for the transactions contemplated hereby on terms satisfactory to Parent.

(g) CERTIFICATES. The Company Shareholders and the Company shall have executed and delivered to the Parent (or shall have caused to be executed and delivered to the Parent by the appropriate persons) the following:

     (i) A certified copy of the resolutions adopted by the Board of Directors of the Company authorizing and approving this Agreement and each of the transactions contemplated hereby;

     (ii) A copy of the Company's current corporate charter certified as of a recent date by the appropriate Secretary of State;

     (iii) A copy of the current Bylaws of the Company certified, by the secretary of the Company;

     (iv) A certificate issued as of a recent date by the Secretary of State of the State of Maryland certifying that the Company is in good standing;

(h) CLOSING DELIVERIES. In addition to any other instruments and documents required to be delivered by the Company and the Company Shareholders pursuant to this Agreement, the Company and the Company Shareholders shall have delivered to Parent on or before the Closing Date such certificates, instruments and documentation as are reasonably required in the opinion of Parent's counsel to complete the transactions contemplated herein.

(i) FINANCIAL STATEMENTS. Ernst & Young shall have delivered to Parent, with the co-operation of Sturn, Wagner, Sacclaris, & Lombardo in preparing audit working papers, audited balance sheets as of December 31, 1996, 1997 and 1998 and the related statements of income, cash flows and retained earnings as of and for the 12-month periods ended December 31, 1996, 1997 and 1998, and an unaudited balance sheet as of September 30, 1999 and the related unaudited statements of income, cash flows, and retained earnings as of and for the 9-month period ended September 30, 1999, the results of all of which financial statements shall be satisfactory to the Parent in its sole discretion.

(j) DUE DILIGENCE. The Company shall have allowed Parent and its representatives access to all internal documents including (a) financial statements for the preceding five years, (b) back-up current and historical financial records (c) material contracts (d) employee agreements (e) customer lists and any other information requested by Parent or its representatives in order to assist it in its due diligence. Parent shall have been satisfied in its sole discretion with its review of due diligence materials supplied, either prior to or subsequent to the date hereof, to Parent by Company and the Company Shareholders. Without limiting the foregoing, Parent shall be satisfied that the systems, software and hardware used or interfaced by or with the Company are "Year 2000 compliant."

(k) SHARE CERTIFICATES. The Company Shareholders shall have delivered to the Parent certificates representing the outstanding shares of Company Stock being purchased on such Closing Date duly endorsed by the Company Shareholders transferring title to Company Stock to Parent or accompanied by appropriate stock powers duly executed in blank necessary to transfer title to such shares to Parent.

(l) GOVERNMENTAL APPROVAL. All approvals, waivers and consents from each Governmental Entity necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby shall have been obtained.

7.2 Conditions to the Obligations of Company and Company Shareholder. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without regard to any materiality qualification or limitation contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for any inaccuracies which, taken in the aggregate, would not reasonably be expected to have a Material Adverse

Effect. The Company shall have received a certificate signed (i) on behalf of Parent by its Chief Executive Officer and Chief Financial Officer and (ii) on behalf of Merger Sub by its President , in each case to the foregoing effect.

(b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUB. Parent and Merger Sub shall have performed, in all material respects, all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed (i) on behalf of Parent by its Chief Executive Officer and Chief Financial Officer and (ii) on behalf of Merger Sub by its President, in each case to such effect.

(c) MINIMUM PARENT STOCK SHARE PRICE. Parent Stock price on the date of closing shall not have fallen to such a level so as to cause the Stock Consideration to not qualify for the tax treatment contemplated by Section 368(a)(2)(D) of the Code.

(d) GOVERNMENTAL APPROVAL. All approvals, waivers and consents from each Governmental Entity necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby shall have been obtained.

(e) CLOSING DELIVERIES. In addition to any other instruments and documents required to be delivered by the Parent and Merger Sub pursuant to this Agreement, the Parent and Merger Sub shall have delivered to the Company on or before the Closing Date such certificates, instruments and documentation as are reasonably required in the opinion of the Company's counsel to complete the transactions contemplated herein.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company of the matters presented in connection with the Merger:

(a) by mutual consent of the Company, Parent and Merger Sub in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b) by either Parent on the one hand or the Company and the Company Shareholders on the other hand if there shall have been a material breach of any of the representations, warranties or covenants set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; or

(c) by either Parent on the one hand or the Company or the Company Shareholders on the other hand if the Effective Time has not occurred by June 30, 2000, provided that a party then in material breach of its representations, warranties, or covenants in this Agreement may not terminate this Agreement pursuant to this Section 8.1(c).

8.2 Effect of Termination. In the event of termination of this Agreement by either Parent on the one hand or the Company and the Company Shareholders on the other hand as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except that Sections 2.5, 6.3(b), 6.4 and 11.3 shall survive any termination of this Agreement and notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement. Except as provided in the last sentence of this
Section 8.2, the Company Shareholders shall promptly cause McNamee, Hosea, Jernigan & Kim, P.A. (the "Escrow Agent") to return the Deposit to Parent. Each of the parties acknowledges that the other parties to this Agreement will be expending resources and time and as a result will be foregoing other potential transactions during the period from the date hereof until the Closing Date. The parties hereto have therefore agreed a fee of Two Hundred and Fifty Thousand Dollars ($250,000) (the "Break-up Fee") will be payable:

(a) jointly and severally by the Company and the Company Shareholders to the Parent within 48 hours of (i) an event in which the Company or any of the Company Shareholders directly or indirectly accepts any offer or enters into any agreement with any other party with respect to any merger, sale or other disposition of all or any part of the Company Stock or the business or assets of the Company prior to the Closing, or solicits, initiates, entertains or encourages inquiries, submissions, discussions, proposals or offers from any other person for the merger, sale or other disposition of all or any part of the Company Stock or the business or assets of the Company prior to the Closing; or
(ii) the termination of this Agreement pursuant to Section 8.1(b) as a result of a breach by the Company or the Company Shareholders; or

(b) jointly and severally by Merger Sub and Parent to the Company within 48 hours of the termination of this Agreement pursuant to Section 8.1(b) as a result of a breach by Merger Sub or Parent.

         In the event the Break-up Fee is payable to the Company, the parties shall direct the Escrow Agent to pay the Break-up Fee to the Company from the Deposit and release the remainder of the Deposit to Parent pursuant to Section 2.5.

8.3  Escrow Agent.

(a) It is agreed that the Escrow Agent is not a party and shall not be bound by the agreements herein contained between the Parties hereto, and that the Escrow Agent shall act as a depository only, and shall not be required to take notice of any default or breach of warranty or covenant in this Agreement, or under any contract between the parties, unless notified in writing pursuant to the notice requirements of this Agreement. Escrow Agent shall only be liable for its own willful and gross negligence or misconduct. The Parties agree to hold the Escrow Agent harmless and indemnify it from all loss, damage or liability arising out of its service as escrow agent. Should any party institute legal action against the Escrow Agent where such action is determined, by the court wherein such action is filed (or any other court of competent jurisdiction), in favor of the Escrow Agent, then and in that event, the Escrow Agent shall be entitled to compensation at its or their normal hourly rates and recovery of its reasonable attorneys' fees and other costs of defending such action, including, but not limited to, its compensation and costs of reviewing, investigating and responding to any written or verbal threats of such action as well as all other compensation and reasonable attorneys' fees incurred at the preliminary stages leading up to the filing of such action, and any successful appeals of any adverse rulings or decisions.

(b) In the event of any disagreement between the parties resulting in adverse demands being made in connection with the deposits in escrow, the Escrow Agent shall be entitled, at its option, to refuse to comply with any such claim or demand so long as the disagreement shall continue, and in so doing, the Escrow Agent shall not be liable in any way to any person for its failure or refusal to comply with conflicting or adverse claims until the rights of the claimants have been fully adjudicated or the differences adjusted between the parties, and the Escrow Agent shall have been notified thereof, in writing, signed by all parties interested.

(c) In the event differences between the parties have not been adjusted and the Escrow Agent so notified within a period of ninety (90) days following receipt of notice by the Escrow Agent, the Escrow Agent may at any time thereafter (even after a party has filed a legal claim against another party hereunder) interplead the funds on deposit in escrow into a court of proper jurisdiction in Maryland and deposit same into that court's registry, and thereupon, the Escrow Agent shall be fully and completely discharged of its duty as Escrow Agent, and thereupon, no party shall file any direct, third party or other action naming the Escrow Agent as a party (not even a nominal party) to such action, and if previously named as a party to any pre-existing (already filed) action, the Escrow Agent shall thereupon immediately and without delay be dismissed with prejudice as a party thereto. Any party objecting to such dismissal of the Escrow Agent in accordance with the terms of this paragraph shall be liable to the Escrow Agent for reimbursement of the reasonable attorneys' fees and related costs of the Escrow Agent and compensation of the Escrow Agent at its or their normal hourly rates (including, but not limited to, any successful appeals of any adverse rulings or decisions) in obtaining such dismissal (even where such party later withdraws its objection).

(d) The Escrow Agent may consult legal counsel in the event of a dispute or as to its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinion of counsel. Except as otherwise provided above in this Section 8.3, the respective parties shall be jointly and severally liable for such attorney's fees and all costs and expenses, including the compensation of the Escrow Agent at its or their normal hourly rates. Upon notice to the Escrow Agent of any claims pursuant to the agreement between the parties, the Agent shall pay within ten (10) business days by way of certified funds, a check to the party claiming pursuant to the agreement herein their right to disbursement from the account. Upon such demand for payment, the Escrow Agent shall provide the other parties to this agreement with five (5) business days written notice of its intention to make a disbursement and the date on which the disbursement is intended to be made.

(e) Except as otherwise provided in this Section 8.3 above, the ordinary, customary and necessary expenses of the Escrow Agent shall be paid by the Company.

(f) The parties hereto agree and irrevocably consent to the continued representation by the law firm of McNamee, Hosea, Jernigan & Kim, P.A. and its attorneys of the Company and Company Shareholders, provided that Escrow Agent has complied with this paragraph 8.3, it shall not be disqualified from representing the Company or any of the

Company Shareholders as a result of any alleged conflict of interest related to its role as Escrow Agent hereunder.


                                   ARTICLE IX
                                 INDEMNIFICATION

9.1   Indemnity.

(a) The Company Shareholders and, until such time as the Parent owns all of the capital stock of the Company, the Company, shall unconditionally and jointly and severally indemnify, defend and hold harmless the Parent and the Merger Sub (and the directors, officers, employees, representatives, agents, affiliates, successors and assigns of each) (the "Parent Indemnified Person") from and against any Liabilities, interest, costs of investigation, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including, without limitation, reasonable attorneys' fees and expenses of investigation ("Legal Expenses") and accountants' fees and expenses) incurred in connection with the investigation or defense thereof or in asserting rights hereunder (collectively, "Losses"), based upon, arising out of or otherwise resulting from (i) any inaccuracy or breach of any representation or warranty of any Company Shareholder or the Company contained in this Agreement, or in any Exhibit, Schedule or certificate delivered pursuant hereto or thereto and, (ii) the breach or nonfulfillment of any covenant, agreement or other obligation of the Company Shareholders or the Company contained in this Agreement which breach or nonfulfillment remains uncured for thirty (30) days after the date of written notice of the breach or nonfulfillment.

(b) Parent shall indemnify, defend and hold harmless the Company Shareholders and its trustees, agents, successors and assigns (the "Shareholder Indemnified Person") from and against all Losses (including specifically, but without limitation, Legal Expenses) based upon, resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of Parent contained in this Agreement, or (b) the breach by Parent of, or the failure by Parent to observe, any of its covenants or other agreements contained in or made pursuant to this Agreement.

9.2   Indemnification Procedures.

(a)   Promptly after receipt by any person entitled to indemnification under
Section 9.1 (an "indemnified party") of notice of any claim or of commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (any such claim, suit or proceeding, "Third Party Action"), the indemnified party shall notify the person that is obligated to provide such indemnification (the "indemnifying party") thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section 9.1, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party; provided, however, that:

     (i) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

     (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected thereby;

     (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

     (iv) the indemnifying party shall not be entitled to control the defense of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith. After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent, which consent shall not be unreasonably withheld. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section 9.2, the indemnified party shall have the right to defend and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 9.2. The reimbursement of fees, costs and expenses required by this Section 9.2 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) If an indemnified party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification under this Article IX then such indemnified party shall promptly give the indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under
Section 9.1, as the case may be, except to the extent that the indemnifying party is prejudiced by the failure to give such notice.

9.3 Tax Indemnification. Notwithstanding anything in this Article IX to the contrary, the rights and obligations of the parties with respect to the breach of representations, warranties, covenants, and agreements set forth in Article X (concerning Tax Matters) and the indemnification for Taxes shall be governed by the provisions of Article X and not by this Article IX unless otherwise stated in a specific section of this Agreement.

9.4   Limitations and Payment of Claims.

(a) The right of indemnification or other claim against Parent or the Company Shareholders with respect to each representation, warranty, covenant and agreement contained in this Agreement shall, except with respect to representations, warranties, covenants and agreements set forth in Sections 3.2, 3.11, 3.13 and 3.14 which shall survive forever, terminate on the date occurring on (i) the thirtieth (30) day after the expiration of the applicable statute of limitations (or extensions or waivers thereof) relating to the representations, warranties, covenants and agreements set forth in Sections 3.8, 3.9, 4.6 and
Article X, and (ii) the eighteen month anniversary of the Closing Date with respect to all other representations, warranties, covenants and agreements contained in this Agreement, except in so far as a claim has been asserted by either party and not been resolved prior to expiration of the applicable periods set forth in item (i) or (ii) above.

(b) No parties shall be liable to another party for any claim under this Agreement unless the aggregate of Losses suffered exceeds $50,000.

(c) Notwithstanding that any representation or warranty contained in this Agreement may contain materiality qualifications, for purposes of this Article IX only, an indemnifying party shall be liable for all Losses resulting from any inaccuracy of a representation or warranty without regard to any such qualifications, but subject, however, to the limitations set forth in Section 9.4(b) above.

                                    ARTICLE X
                                   TAX MATTERS

10.1 Representations and Warranties. The Company and each of the Company Shareholders hereby, jointly and severally, represent and warrant to Parent on the date of this Agreement and on the Closing Date as follows:

(a) All Tax Returns in respect of Taxes required to be filed by the Company on or before the Closing Date have been or will be timely filed with the appropriate governmental taxing authority. All such Tax Returns (i) were or will be prepared in the manner required by applicable law, (ii) are or will be true, correct and complete and (iii) accurately reflect or will so reflect the Liability for applicable taxes. No adjustment relating to such Tax Returns has been proposed formally or informally by any taxing authority and, to the knowledge of the Company, no basis exists for any such adjustment. The Company has not requested any extension of time within which to file Tax Returns in respect of any Taxes, which Tax Returns have not been filed.

(b) All Taxes of the Company due to be paid on or prior to the Closing Date (taking into account extensions) have been paid or will be paid prior to the Closing Date or an adequate reserve has been, or by Closing will be, established therefor in accordance with GAAP. The Company does not have any liability for Taxes in excess of such amounts so paid or reserves so established.

(c) The Company has withheld and paid over to the appropriate taxing authority or will withhold and pay over to the appropriate taxing authority from its employees, independent contractors, customers, and other payees all amounts required by the tax withholding provisions of applicable federal, state, local, and foreign laws (including, without limitation, income, social security, and employment tax withholding for all types of compensation, and withholding on payments to non-United States persons) through the Closing Date.

(d) No material deficiencies for Taxes have been claimed, proposed or assessed by any governmental taxing authorities against the Company for any taxable year. There are no pending or, to the Company's knowledge, threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes against the Company, and there are no matters under discussion with any governmental taxing authority with respect to Taxes that is likely to result in a material additional liability for Taxes for the Company. No waivers or extensions of a statute of limitations relating to Taxes is in effect with respect to the Company.

(e) There are no claims or investigations by the IRS or any other taxing authority pending or threatened against the Company or the Company Shareholders for any past due Taxes of the Company; there has been no waiver granted or requested of any applicable statute of limitations or extension of the time for the assessment of any Tax of the Company for which the Company or the Company Shareholders could be liable under any provision of federal, state, local, or foreign law; there are no outstanding requests for information made by a taxing authority to the Company or the Company Shareholders in respect of Taxes of the Company; and there are no outstanding requests by the Company or the Company Shareholders to a taxing authority for a ruling, determination, permission, consent, or similar item in respect of the Company. No closing agreement (as defined in section 7121 of the Code) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company.

(f) There are no Liens or Encumbrances for or arising from any Tax upon the Company Stock or upon any asset of the Company (except for statutory Liens for Taxes not yet due and payable).

(g) No power of attorney that is currently in force has been granted to any Person with respect to any matter relating to Taxes that could affect the Company.

(h)   The Company Shareholders are not foreign persons within the meaning of
Section 1.1445-2(b) of the Treasury Regulations, and, to the knowledge of the Company Shareholders, no amount of Tax is otherwise required to be withheld pursuant to any provision of law as a result of any of the transactions contemplated by this Agreement.

(i) The Company does not have any item of income, gain, loss, or deduction reportable in a taxable period ending after the date hereof but attributable to a transaction (e.g., an installment sale, a deferred intercompany transaction, or an adjustment pursuant to Section 481 of the Code that occurred in a taxable period or portion thereof ending on or before the date hereof.

(j) The Company has not, with regard to any property held by it, agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

(k) No property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; nor is the Company a party to any lease made pursuant to Section 168(f) of the Code.

(l)   The Company is not a party to any Tax allocation or sharing agreement.

(m) Except as set forth on Schedule 10(m), the Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return nor (ii) has any liability for the Taxes of any Person (other than any of the Company and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(n) The Company is not a party to any agreement, contract or arrangement, nor maintains or sponsors any Employee Plans, that will result, separately or in the aggregate, in the payment of (A) any "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, determined without regard to Section 280G(b)(4) of the Code, and no Employee Plan provides for the reimbursement of excise taxes under Section 4999 of the Code or any income taxes under the Code or (B) amounts that will be disallowed as a deduction under Section 162(m) of the Code.

10.2  Filing of Tax Returns and Payment of the Tax.

(a) The Company Shareholders shall cause the Company to timely file or cause to be timely filed all Tax Returns that are required to be filed (with extensions) on or before the Closing Date. All such Tax Returns shall be prepared in a manner consistent with past practice, except as required by applicable law. The Company shall timely pay or cause to be timely paid all Taxes that are due and payable on or prior to the Closing Date.

(b) Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date.

(c) The Company Shareholders shall cooperate fully with the Parent and the Company, as and to the extent reasonably requested by Parent or the Company, in connection with the filing of Tax Returns that they are required to file pursuant to Section 10.2(b) hereof and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such tax return, audit, litigation or other proceeding.

10.3 Indemnification by the Selling Shareholders. (a) Each of the Company Shareholders hereby, jointly and severally, agrees to indemnify, defend, and hold Parent and the Company (and their respective officers, directors, employees, affiliates, successors and assigns) harmless from and against:

(a) any and all Taxes incurred by Parent or the Company in connection with or arising from any inaccuracy, breach, or nonfulfillment of any representation, warranty, covenant, or agreement of the Company Shareholder or the Company pursuant to this Agreement;

(b) any and all Taxes imposed on the Company or Parent, directly or indirectly, (i) for any taxable period ending prior to or on the Closing Date,
(ii) any taxable period beginning before and ending after the Closing Date to the extent such Taxes are apportioned to the portion of the taxable period prior to Closing Date or (iii) for any taxable period if such Taxes were incurred as a result of actions, omissions by the Company or the Company Shareholders other than in the ordinary course of business, except with respect to either clause
(i),(ii), or (iii) to the extent that such Taxes are set forth in the tax reserve on the Financial Statements;

(c) any and all unpaid federal, state, local, or foreign Taxes imposed on the Company, directly or indirectly, including any penalties and interest in respect thereof, pursuant to any guaranty, indemnification, Tax sharing or similar arrangement made on or before the Closing Date relating to the sharing of Liability for, or payment of, Taxes;

(d) any and all Taxes imposed pursuant to Section 1441 of the Code (concerning withholding of Tax on nonresident aliens) or Subchapter A, Chapter 24, of the Code (concerning withholding from wages) with respect to any payment made by the Parent or the Company to such Company Shareholders pursuant to this Agreement; and

(e) any cost or expense (including, without limitation, reasonable attorneys' and accountants' fees) incurred by the Parent, the Company, or any of their successors or assigns in connection with any Tax described in this Section 10.3.

10.4 Tax Adjustments. The amount of any Tax or other amount for which indemnification is provided under Sections 9.1, 10.3 or 10.6 hereof shall be (i) increased to take account of any Tax incurred by the indemnified party arising from the receipt or right to receive the indemnity payments hereunder (increased by any Tax incurred with respect to such increased amount) and (ii) reduced to take into account (A) any reduction of Tax realized by the indemnified party arising from the incurrence or payment of the amount for which indemnification is provided and (B) insurance proceeds received, if any, by the indemnified party in connection with such Tax.

10.5 Access to Information. From the date hereof, the Company Shareholders shall, and shall cause the Company to, make available to Parent and Parent's representatives, and Parent shall cause to be made available to the Company and its representatives: (a) all Tax Returns and all documents and records in connection with the preparation thereof for any taxable period or portion thereof ending on or before the Closing Date and any examination reports and statements of deficiencies assessed against, proposed to be assessed against, or agreed to by the Company for such taxable periods; and (b) any Tax sharing or allocation agreement or arrangement involving the Company at any time during the seven-year period ending on the Closing Date and a true and complete description of any such unwritten or informal agreement or arrangement.

10.6 Books and Records. Parent shall retain or cause the Company to retain all books and records pertinent to the Company for each taxable period or portion thereof ending on or prior to the Closing Date until the expiration of the applicable statute of limitations (giving effect to any and all extensions and waivers) and to abide by or cause compliance with all record retention agreements entered into by or on behalf of the Company with any taxing authority.

10.7 Notice of Audit. If any party to this Agreement receives any written notice from any taxing authority proposing an adjustment to any Tax for which any other party hereto may be obligated to indemnify under this Agreement, such party shall give prompt written notice thereof to the other that describes such proposed adjustment in reasonable detail ("Notice of Audit"), and shall indicate the amount (estimated, if necessary) of the Tax and other items that may be suffered by Parent, the Company, or the Company Shareholders, as the case may be. The failure to give a Notice of Audit pursuant to this Section 10.7, however, shall not reduce the obligations of a party hereunder unless, and to the extent that, such failure prejudices the rights of the other party to contest such tax.

10.8 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any corporate-level gains tax triggered by the sale of the Company Stock), shall be paid by the Company Shareholders when due, and the party required by applicable law will file all documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the other parties will, and will cause their affiliates to, join in the execution of any such Tax Returns or other documentation. The Company Shareholders, at their own expense, will pay for all such filings.

10.9  Miscellaneous.  All representations and warranties contained in this
Article X with respect to any tax shall survive until the thirty-first day after the expiration of the applicable statute of limitations.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties made in this Agreement shall survive the Closing and shall terminate on the dates that the right to indemnification under such representations, warranties, covenants or agreements terminates as provided in Section 9.4, and they shall not be affected in any respect by any examination or investigation conducted by or on behalf of the parties hereto and any information which any party may receive pursuant to the schedules hereto or otherwise.

11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, 24 hours after sent by facsimile (with confirmation), 3 days after mailed by registered or certified mail (return receipt requested) or 1 day after sent by a nationally recognized overnight courier (next day delivery) (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to Company, to:

                       VERTICAL SOFTWARE, INC.

                       4700 Corridor Place, Suite C
                       Beltsville, MD 20705
                       Fax:
                       Attention:  Curtis Eshelman

                       with a copy to:

                       McNAMEE, HOSEA, JERNIGAN & KIM, P.A.
                       Capital Office Park
                       6411 Ivy Lane, Suite 200
                       Greenbelt, MD 20770
                       Fax:  (301) 982-9450
                       Attention:  Malik J. Tuma, Esq.

(b)  if to Parent, to:

                       FutureLink Corp.
                       6 Morgan
                       Suite 100
                       Irvine, CA 92618
                       Fax:  (949) 837-4433
                       Attention:  James A. Bailey

                       with copies to:

                       Paul, Hastings, Janofsky & Walker, LLP
                       345 California Street, 29th Floor
                       San Francisco, California 94104
                       Fax:  (415) 217-5333
                       Attention:  Thomas R. Pollock, Esq.

(c)  if to the Company Shareholders, to:

                       CURTIS ESHELMAN
                       335 Owensville Road
                       West River, MD 20778
                       Fax:  (410) 867-7842

                       JAMES C. HARVEY
                       3131 River Valley Chase
                       Friendship, MD 21794
                       Fax:  (410) 442-1944

(d)  if to the Escrow Agent, to:

                       McNAMEE, HOSEA, JERNIGAN & KIM, P.A.
                       Capital Office Park
                       6411 Ivy Lane, Suite 200
                       Greenbelt, MD 20770
                       Fax:  (301) 982-9450
                       Attention:  Malik J. Tuma, Esq.

11.3 Governing Law. This Agreement has been executed and delivered at and shall be deemed to have been made in Maryland. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to the conflict of laws rules therein. The parties hereto hereby consent and agree that the Maryland State Court or, at any party's option, the United States District Court for the Southern District of Maryland, shall have exclusive jurisdiction to hear and determine any claims or disputes among the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Nothing in this Agreement shall be deemed or operate to affect the right of any party to serve legal process in any other manner permitted by law, or to preclude the enforcement by any party of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

11.4 Severability. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any Person of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

11.5 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

11.6 Expenses. All costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent, except that the Company Shareholders shall pay for any costs of Parent with respect to reviewing and implementing Company's and the Company Shareholders' tax planning, including legal and accounting fees. All costs and expenses incurred by the Company or the Company Shareholders in connection with this Agreement and the transactions contemplated hereby through the date hereof may be paid by the Company, and thereafter shall be paid by the Company Shareholders, except that the costs of Ernst & Young in connection with the preparation of the financial statements referred to Section 7.1(i) shall be paid by the Parent.

11.7 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.8 Entire Agreement. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.10 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the Closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

11.11 Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that affects such party's rights. Each party represents to the other parties that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

11.12 No Agency; No Joint Venture. Neither Parent nor the Company Shareholders is the agent or representative of the other, and nothing in this Agreement shall be construed to make any of Parent nor the Company Shareholders liable to any third party for services performed by such third party or for debts or claims accruing to such third party against any of Parent or the Company Shareholders. Nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership, agency or joint venture between (i) Parent and (ii) the Company Shareholders.

11.13 Good Faith. The parties hereto shall implement the terms and provisions of this Agreement in good faith in accordance with applicable law.

11.14 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after any required approval of the matters presented in connection with the Merger by the shareholders of Parent. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

11.15 Extension; Waiver. At any time prior to the Effective Time, the Company and Parent and Merger Sub, by action taken or authorized by its respective Board of Directors, may, to the extent legally allowed, on behalf of itself only, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such parties, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization and Merger as of the date first written above.

                                  PARENT

                                  FUTURELINK CORP.

                                  By:    /s/  Raghu Kilambi
                                         -----------------------------------

                                  Name:  Raghu Kilambi

                                  Title:  Executive VP & CFO.

                                  MERGER SUB

                                  FUTURELINK MARYLAND ACQUISITION CORP.

                                  By:    /s/  Raghu Kilambi
                                         -----------------------------------

                                  Name:   Raghu Kilambi

                                  Title:  Executive VP & CFO.

                                  COMPANY

                                  VERTICAL SOFTWARE, INC.

                                  By:    /s/  Curtis Eshelman
                                         -----------------------------------

                                  Name:   Curtis Eshelman

                                  Title:  President


                                  COMPANY SHAREHOLDERS

/s/  Malik James Tuma             /s/  Curtis Eshelman
-------------------------------   ---------------------------------------
WITNESS                           CURTIS ESHELMAN


/s/  Malik James Tuma             /s/  James C. Harvey
-------------------------------   ---------------------------------------
WITNESS                           JAMES C. HARVEY

                                  THE ESCROW AGENT
                                  (For purposes of Section 8.3 only)


                                  McNAMEE, HOSEA, JERNIGAN & KIM, P.A.

                                  By: /s/ Malik James Tuma
                                      --------------------------------
                                      Name:  Malik James Tuma
                                      Title: Principal